Registered number
4302547

Rok Corporation Limited

Consolidated Unaudited Financial Statements

June 30, 2007

Rok Corporation Limited
Consolidated Unaudited Profit and Loss Account

	Quarter ended June 30	
	2007	2006
	£	£
Turnover	299,428	456,779
Cost of sales	(175,349)	(330,014)
Gross profit	124,079	126,765
Administrative expenses	(288,745)	(227,261)
Operating loss	(164,666)	(100,496)
Interest payable and similar charges	131	13,789
Loss on ordinary activities before taxation	(164,535)	(86,707)
Tax on loss on ordinary activities	-	-
Loss for the financial year before minority interest	(164,535)	(86,707)
Minority interest	37,838	7,626
Loss for the financial year after minority interest	(126,697)	(79,081)

Rok Corporation Limited
Consolidated Unaudited Balance Sheet

	June 30			
		2007		2006
	£	£	£	£
Fixed assets				
Intangible assets		137,866		147,924
Tangible assets		58,141		104,735
		196,007		252,659
Current assets				
Stocks	-		3,578	
Debtors	430,036		273,496	
Cash at bank and in hand	147,647		160,937	
	577,683		438,011	
Creditors: amounts falling due within one year	(668,625)		(369,358)	
Net current (liabilities)/assets		(90,942)		68,653
Total assets less current liabilities		105,065		321,312
Creditors: amounts falling due after more than one year		(4,178,843)		(3,777,243)
Net liabilities		(4,073,778)		(3,455,931)
Capital and reserves				
Called up share capital		20,469		20,469
Share premium		5,458,145		5,458,145
Capital redemption reserve		49,270		49,270
Profit and loss account		(9,843,329)		(9,489,742)
Share based payments		-		157,291
Shareholders' funds		(4,315,445)		(3,804,567)
Minority interests		241,667		348,636
Total capital employed		(4,073,778)		(3,455,931)

Rok Corporation Limited
Consolidated Unaudited Cash Flow

	Quarter ended June 30	
	2007	2006
	£	£
Reconciliation of operating loss to net cash inflow from operating activities		
- Operating loss	(164,666)	(100,496)
- Depreciation charges	17,435	26,074
- Amortisation of goodwill	2,739	2,739
- Share based payments	-	14,816
- Decrease in stock	1,207	715
- Decrease in debtors	343,651	88,485
- (Decrease)/increase in creditors	(103,557)	29,952
- Foreign exchange	(1,272)	(11,889)
Net cash inflow from operating activities	95,537	50,396
Returns on investment and servicing of finance	(1,251)	(1,732)
Financing	(1,873)	(5,546)
Increase in cash	92,413	43,118
Reconciliation of net cash flow to movement in net debt		
Increase in cash	92,413	43,118
Decrease in debt and lease financing	1,873	5,546
Other non-cash items	1,382	15,521
Change in net debt	95,668	64,185
Opening net debt	(1,157,875)	(1,136,371)
Closing net debt	(1,062,207)	(1,072,186)

Rok Corporation Limited
Notes to the Consolidated Unaudited Financial Statements for the Quarter ended June 30 2007

The Consolidated Unaudited financial statements for the three months to June 30, 2007 were prepared from the records of each company in the group in accordance with UK GAAP and have been reconciled to US GAAP.

In the opinion of management, the interim data includes all adjustments, consisting of normal recurring adjustments, necessary to provide a fair statement of the Profit and Loss Account and Balance Sheet for the period. The financial statements conform to the presentation and accounting policies adopted in the group's financial statements as of March 31, 2007 and March 31, 2006 included elsewhere in this Form 8K and should be read in conjunction with those financial statements.

The results of operations for the three months ended June 30, 2007 are not necessarily indicative of the results to be obtained for the year ended March 31, 2008.

Reconciliation to United States Generally Accepted Accounting Principals

The consolidated financial statements have been prepared in accordance with UK GAAP which differs in certain material respects from accounting policies generally accepted in the United States ("US GAAP"). Such differences involve methods of measuring the amounts in the consolidated financial statements as well as the additional disclosures required by US GAAP. The principal differences between UK GAAP and US GAAP applicable to the group are summarised below:

		Profit and Loss Account Quarter ended June 30		Shareholders' Funds June 30	
		2007	2006	2007	2006
		£	£	£	£
	Under UK GAAP:				
	Loss for the quarter before taxation	(164,535)	(86,707)		
	Shareholders' deficit			(4,315,445)	(3,804,567)
	Reconciling items:				
(a)	Amortisation	2,739	2,739	81,246	71,188
(b)	Employee vacation accrual	(1,908)	(1,015)	(7,293)	(8,320)
	Under US GAAP:				
	Loss for the quarter before taxation	(163,704)	(84,983)		
	Shareholders' deficit			(4,241,492)	(3,741,699)

(a) Under UK GAAP goodwill arising on acquisition may be capitalised and amortised over its economic life. Under US GAAP it is a requirement that goodwill arising on acquisition is not amortised but an annual impairment review should be performed. The group does not consider that any impairment be provided and accordingly the amortisation charged in the respective periods has been added-back as shown in the above table.

(b) Under UK GAAP there is no requirement to make financial provision for employees' accrued vacation entitlement at the balance sheet dates. Under US GAAP it is a requirement that this entitlement is monetised and the above table reflects the restatement of the UK GAAP results in this respect.